                                                                    Exhibit 99.1

                 Solicitation Statement Dated October 25, 2000

                                   NVR, INC.

                     Solicitation of Consents to Amendment

                                      of

                            the Indenture Governing

                                      its

                           8% Senior Notes due 2005

                            (CUSIP No. 62944T AB 1)

--------------------------------------------------------------------------------
THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 13, 2000, UNLESS EXTENDED. IF THE REQUISITE CONSENTS ARE OBTAINED AND THE PROPOSED AMENDMENT IS ADOPTED AND BECOMES EFFECTIVE, IT WILL BE BINDING ON ALL HOLDERS OF NOTES, AND THEIR RESPECTIVE TRANSFEREES, WHETHER OR NOT THEY HAVE DELIVERED A CONSENT.
--------------------------------------------------------------------------------

     NVR, Inc. ("NVR" or the "Company") is hereby soliciting consents from registered holders of its 8% Senior Notes due 2005 (the "Notes") to the amendment (the "Proposed Amendment") of the indenture (the "Indenture") dated as of April 14, 1998, between the Company and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by the first supplemental indenture (the "First Supplemental Indenture") dated as of April 14, 1998, between the Company and the Trustee, pursuant to which the Notes were issued. As more fully described herein, the purpose of the consent solicitation (the "Solicitation") is to permit the Company to amend the Indenture in order to provide the Company with greater flexibility to continue to repurchase shares of its outstanding common stock as part of its strategy of maximizing shareholder value. See "Purpose of the Solicitation and Proposed Amendment." The Proposed Amendment to the Indenture is specifically set forth in "Proposed Amendment" and in Annex A hereto.

     This solicitation is being made to all holders of the Notes. Subject to the terms and conditions set forth in this Solicitation Statement, the Company will
(i) accept all properly completed and executed consent forms constituting or deemed to constitute a vote for the Proposed Amendment (the "Consents") received by Georgeson Shareholder Communications Inc. (the "Information Agent") prior to 5:00 p.m., New York City time, on November 13, 2000 (as such time may be extended as provided herein, the "Expiration Date") and not properly revoked only if (x) Consents (the "Requisite Consents") in respect of at least a majority in aggregate principal amount of Notes that are outstanding have been received by the Expiration Date (and not properly revoked) and (y) the operative provisions of the second supplemental indenture incorporating the Proposed Amendment (the "Second Supplemental Indenture") have become effective and (ii) pay consenting Holders (as hereinafter defined) $10 in cash (the "Consent Payment") for each $1,000 principal amount of Notes for which a Consent has been accepted.

            The Solicitation Agent for the Consent Solicitation is:
                           Credit Suisse First Boston

     The Company will make Consent Payments to consenting Holders as promptly as practicable after the execution of the Second Supplemental Indenture. Holders who do not properly deliver their Consents prior to the Expiration Date will not be entitled to receive Consent Payments.

     The Company expressly reserves the right in its sole discretion (i) to terminate the Solicitation at any time (including after the Expiration Date) prior to the execution of the Second Supplemental Indenture (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee, (ii) not to extend the Solicitation beyond the Expiration Date and (iii) to amend, at any time or from time to time, the terms of the Solicitation. Any such termination or amendment will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes).

     Only those persons in whose names Notes are registered in the register maintained by the Trustee as of the close of business on October 25, 2000 (the "Record Date"), or any other person who has obtained a proxy authorizing such person (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of a Registered Holder, will be eligible to consent to the Proposed Amendment and be entitled to receive a Consent Payment. A beneficial owner of Notes (other than a DTC participant) registered in the name of a nominee must either (i) instruct the relevant holder to deliver a Consent on its behalf or (ii) obtain a written proxy from such registered holder if such beneficial owner desires to deliver a Consent with respect to such Notes.

     The Company shall not be deemed to have accepted any Consents until the Second Supplemental Indenture is executed by the Company and the Trustee. If the Company and the Trustee execute the Second Supplemental Indenture as aforesaid, the Proposed Amendment will be binding upon all holders of Notes, whether or not such Holders have delivered their Consents.

     The transfer of Notes will not have the effect of revoking the election made in any Consent form theretofore validly delivered by the Holder of such Notes, and each Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described herein has been complied with. Holders must deliver (and not revoke) Consents to approve the Proposed Amendment. For purposes of determining the principal amount of Notes outstanding, Notes held by the Company and any of its affiliates will not be counted as outstanding. As of the date of this Solicitation Statement, the aggregate principal amount of Notes outstanding is $145,000,000, $30,000,000 of which is held by the Company and $1,010,000 of which is held by affiliates of the Company. Accordingly, for purposes of this Solicitation Statement, a total of $113,990,000 in aggregate principal amount of Notes will be counted as outstanding.

     CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE PROCEDURE SET FORTH HEREIN AT ANY TIME UP TO, BUT WILL BECOME IRREVOCABLE UPON, THE LATER OF (I) THE EXPIRATION DATE AND (II) THE RECEIPT BY THE TRUSTEE FROM THE COMPANY OF AN OFFICER'S CERTIFICATE CERTIFYING THAT THE REQUISITE CONSENTS HAVE BEEN RECEIVED.

     ONLY HOLDERS ON THE RECORD DATE WHO PROPERLY DELIVER THEIR CONSENTS PRIOR TO THE EXPIRATION DATE AND DO NOT PROPERLY REVOKE SUCH CONSENTS WILL BE ENTITLED TO RECEIVE CONSENT PAYMENTS IN THE EVENT THE SECOND SUPPLEMENTAL INDENTURE IS EXECUTED.

     IF ANY HOLDER SUBMITS AN EXECUTED CONSENT FORM WITHOUT INDICATING A VOTE WITH RESPECT TO THE PROPOSED AMENDMENT, SUCH SUBMISSION WILL BE DEEMED TO CONSTITUTE A VOTE FOR THE PROPOSED AMENDMENT.

     NOTES SHOULD NOT BE TENDERED OR DELIVERED IN CONNECTION WITH THIS SOLICITATION.

     THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 13, 2000, UNLESS EXTENDED.

                                   IMPORTANT

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS SOLICITATION STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SOLICITATION AGENT OR THE INFORMATION AGENT. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE SOLICITATION IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE SOLICITATION WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, IT WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, IT CANNOT COMPLY WITH ANY SUCH LAW, CONSENTS WILL NOT BE SOLICITED FROM HOLDERS RESIDING IN SUCH JURISDICTIONS. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE SOLICITATION TO BE MADE BY A LICENSED BROKER OR DEALER, THE SOLICITATION WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE SOLICITATION AGENT OR ONE OR MORE OTHER REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

     The delivery of this Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450

Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, which are on file with the Commission, are incorporated in this Solicitation Statement by reference and made a part hereof. All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act through the Expiration Date shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Solicitation Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Solicitation Statement is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to the Information Agent.


                           FORWARD-LOOKING STATEMENTS

     Some of the statements in this Solicitation Statement, including the documents incorporated herein by reference, as well as statements made by the Company in periodic press releases or other public communications, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein or incorporated herein by reference, including those regarding market trends, the Company's financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by the Company in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of the Company to integrate any acquired business, certain conditions in financial markets and other factors over which the Company has little or no control.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Solicitation Statement and is qualified in its entirety by the more detailed information contained elsewhere in this Solicitation Statement or incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Company....................  The Company was formed in 1980 as NVHomes, Inc.
                                 The Company operates in two business segments:
                                 (1) the construction and marketing of homes and
                                 (2) mortgage banking. The Company conducts its homebuilding activities both directly and through its wholly owned subsidiary, Fox Ridge Homes, Inc. NVR is one of the largest home builders in the United States and in the Washington, D.C. and Baltimore, Maryland metropolitan areas. The homebuilding unit constructs homes under the Ryan Homes, NVHomes and Fox Ridge Homes trade names. The Company conducts its mortgage banking operations through another wholly owned subsidiary, NVR Mortgage Finance, Inc. NVR provides a number of mortgage-related services through its mortgage banking operations.

Purpose of the Solicitation....  The purpose of the Solicitation and the
                                 Proposed Amendment is to modify the Indenture in order to provide NVR with greater flexibility to continue to repurchase shares of its outstanding common stock as part of its strategy of maximizing shareholder value. See "Purpose of the Solicitation and Proposed Amendment."

The Solicitation...............  The Company is soliciting Consents of Holders to the Proposed Amendment to the Indenture.

The Consent Payments...........  The Company will pay $10 in cash for each
                                 $1,000 principal amount of Notes for which a Consent is received and accepted. The Company will make the Consent Payments as promptly as practicable after the execution of the Second Supplemental Indenture.

Expiration Date................  The Expiration Date is 5:00 p.m., New York City
                                 time, on November 13, 2000, unless the
                                 Solicitation is extended, in which case the term "Expiration Date" means the latest date and time to which the Solicitation is extended. The Company may extend the Solicitation at any time.

Proposed Amendment.............  The Company has periodically repurchased shares of its outstanding common stock as part of its strategy of maximizing shareholder value. In furtherance of this strategy, the Company has entered into an agreement with an individual shareholder not otherwise affiliated with the Company to repurchase approximately 780,000 shares of the Company's common stock, effective January 2, 2001, for approximately $65,000,000. While the Company expects to have the capacity under the Indenture to acquire these shares, the Proposed Amendment would give the Company flexibility to make additional repurchases as set forth below.

                                 The Proposed Amendment would amend the covenant in the Indenture limiting certain "Restricted Payments" to permit the Company to make, in addition to the Restricted Payments the Company would otherwise be permitted to make under the Indenture, additional Restricted Payments of up to $70,000,000 in the aggregate for the purpose of repurchasing the Company's outstanding capital stock (from persons other than officers or directors of the Company) in one or more privately negotiated and/or open market transactions at any time or from time to time on or before July 31, 2001; provided that any such additional Restricted Payments not made on or before July 31, 2001 may not be made at any subsequent time. See "The Proposed Amendment."

Conditions to Proposed
 Amendment.....................  The effectiveness of the Proposed Amendment is conditioned upon receipt of valid Consents (not properly revoked) from Holders of at least a majority in aggregate principal amount of Notes outstanding and acceptance of such Consents by the Company. The Company will not be deemed to accept any Consents until the Second Supplemental Indenture is executed.

Holders........................  The term "Registered Holder," when used with respect to the Solicitation, means any person in whose name a Note is registered in the register maintained by the Trustee as of the Record Date. The term "Holder" means any Registered Holder or any other person who has obtained a proxy authorizing such person (or any other person claiming title by or through such person) to Consent with respect to Notes on behalf of the Registered Holder thereof.

Procedure for Consenting.......  A Holder of Notes desiring to deliver a Consent form should complete and sign the Consent form, or a facsimile thereof, have the signature thereon (and on any proxy delivered therewith) guaranteed or notarized (unless such Consent form or proxy, as the case may be, is given by or for the account of an Eligible Institution (as defined below)) and mail or otherwise deliver the Consent form, or such facsimile (together with a duly executed proxy, if the Holder is not a Registered Holder, and any other proxy, guarantee or notarization required to establish a beneficial owner's or registered holder's right to execute a Consent form) to the Information Agent at its address set forth below. A beneficial owner of Notes that is not a Holder of such Notes desiring to deliver a Consent form should request the Registered Holder of such Notes to effect the transaction for such beneficial owner or to provide such beneficial owner with a proxy authorizing such beneficial owner to Consent with respect to Notes on behalf of such Registered Holder. The term "Eligible Institution", when used with respect to the Solicitation, means a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Revocation.....................  Consents may be revoked by filing a written notice of revocation with the Information Agent at any time prior to the later of the Expiration Date and receipt by the Trustee from the Company of an officer's certificate in accordance with the Indenture certifying that the Requisite Consents have been received. Any Holder who properly revokes a Consent will not receive a Consent Payment, unless such Consent is properly redelivered prior to the Expiration Date. The transfer of Notes after the Record Date will not have the effect of revoking the election made in any Consent form theretofore validly delivered by a Holder of such Notes prior to such transfer, and each Consent will be counted notwithstanding any transfer after the Record Date of the Notes to which such Consent relates unless the procedure for revoking Consents described herein has been compiled with.

Delivery of Consent Forms......  Each Consent form should be sent to the
                                 Information Agent, as follows:

                                    Georgeson Shareholder Communications Inc.
                                    17 State Street
                                    10th Floor
                                    New York, New York 10004

                                    Facsimile Transmission: (212) 440-9009
                                    Telephone Number: (212) 440-9800 (collect)

Amendment to Solicitation......  The Company expressly reserves the right in its sole discretion, (i) to terminate the
                                 Solicitation at any time (including after the Expiration Date) prior to the execution of the Second Supplemental Indenture (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee, (ii) not to extend the Solicitation beyond the Expiration Date and
                                 (iii) to amend, at any time or from time to time, the terms of the Solicitation. Any such termination or amendment will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes).

Certain Tax Considerations.....  The Company believes that the federal income tax consequence of adoption of the Proposed
                                 Amendment to holders of Notes will be that the full amount of the Consent Payment will be subject to tax as ordinary income to those holders who receive it. See "Certain Federal Income Tax Consequences."

Assistance; Additional
  Materials....................  Questions regarding the Solicitation should be directed to the Company's Solicitation Agent, Credit Suisse First Boston Corporation ("CSFB" or the "Solicitation Agent"). All requests and correspondence to CSFB should be directed to CSFB at the following address: 277 Park Avenue, New York, New York 10172, attention: Marc Warm,
                                 (212) 892-7179 or (800) 922-9004 (ext. 7179) or
                                 Jeff Dorst, (212) 538-8474 or (800) 820-1653.

                                 Questions relating to the procedure for
                                 consenting as well as requests for assistance or for additional material should be directed to the Information Agent at (800) 223-2064 (toll free). Banks and brokers should call
                                 (212) 440-9800 (collect).

                                  THE COMPANY

     The Company was formed in 1980 as NVHomes, Inc. The Company operates in two business segments: (1) the construction and marketing of homes and (2) mortgage banking. The Company conducts its homebuilding activities both directly and through its wholly owned subsidiary, Fox Ridge Homes, Inc. The Company conducts its mortgage banking operations through another wholly owned subsidiary, NVR Mortgage Finance, Inc. Unless the context otherwise requires, references to "NVR" in this section include its subsidiaries.

     NVR is one of the largest homebuilders in the United States and in the Washington, D.C. and Baltimore, Maryland metropolitan areas. NVR's homebuilding operations construct and sell single-family detached homes, townhomes and condominium buildings under three tradenames: Ryan Homes, NVHomes and Fox Ridge Homes. The Ryan Homes product is built in seventeen metropolitan areas located in Maryland, Virginia, Pennsylvania, New York, North Carolina, South Carolina, Ohio, New Jersey, Delaware and Tennessee. The Fox Ridge Homes product is built only in the Nashville, Tennessee metropolitan area. The Ryan Homes and Fox Ridge Homes products are moderately priced and marketed primarily towards first-time buyers. The NVHomes product is built largely in the Washington, D.C. metropolitan area, and is marketed primarily to move-up buyers.

     In addition to building and selling homes, NVR provides a number of mortgage-related services through its mortgage banking operations, which operate in ten states. NVR's mortgage banking business generates revenues primarily from origination fees, gains on marketing of loans, title fees, and sales of servicing rights. NVR's mortgage banking operations provide financing to a substantial portion of NVR's homebuilding customers. NVR's mortgage banking business sells all of the mortgage loans and related servicing rights it closes into the secondary markets.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 2000 on an historical basis.


                                                       September 30, 2000
                                                       ------------------
                                                         (in thousands)
Cash.................................................        $ 118,398
Debt:                                                        =========
  Homebuilding indebtedness
     Notes Payable...................................            1,909
     Other term debt.................................            5,021
     8% Notes due 2005...............................          115,000

     Total homebuilding debt.........................          121,930
Mortgage banking indebtedness(1).....................           93,183
                                                             ---------
     Total debt......................................          215,113
                                                             ---------
Shareholders' equity:
  Common Stock.......................................              206
  Paid in capital....................................          184,544
  Retained earnings..................................          353,256
  Deferred compensation trust........................          (15,915)
  Deferred compensation liability....................           15,915
  Less treasury stock at cost........................         (272,531)
                                                             ---------
     Total shareholders' equity......................          265,475
                                                             ---------
Total capitalization.................................        $ 480,588
                                                             =========

---------------
(1) Mortgage banking indebtedness is non-recourse to the Company.

                          PURPOSE OF THE SOLICITATION
                             AND PROPOSED AMENDMENT

     Beginning in 1994, the Company has periodically repurchased shares of its outstanding common stock in open market and privately negotiated transactions (the "Stock Repurchase Program") as part of its strategy of maximizing shareholder value. In furtherance of the Stock Repurchase Program, the Company has entered into an agreement (the "Repurchase Agreement") with an individual shareholder not otherwise affiliated with the Company to repurchase approximately 780,000 shares of the Company's common stock at a fixed price, effective January 2, 2001. The aggregate purchase price for the shares of common stock under the Repurchase Agreement is approximately $65,000,000. While the Company expects to have the capacity under the Indenture to repurchase the shares pursuant to the Repurchase Agreement, the purpose of the Proposed Amendment is to provide the Company with the flexibility to make additional repurchases of its common stock (from persons other than officers or directors of the Company) of up to $70,000,000 in the aggregate in one or more privately negotiated and/or open market transactions at any time or from time to time from the effectiveness of the Proposed Amendment through July 31, 2001. This would enable the Company to repurchase the shares under the Repurchase Agreement as well as to continue its Stock Repurchase Program through the relevant time period should the Company believe it appropriate to do so. Any portion of the $70,000,000 in additional Restricted Payments permitted by the Proposed Amendment but not made by the Company to repurchase its outstanding common stock through July 31, 2001 may not be used by the Company at any subsequent time. The consummation of the repurchase of shares pursuant to the Repurchase Agreement is not contingent on the effectiveness of the Proposed Amendment.

                             CERTAIN CONSIDERATIONS

     Holders of Notes should carefully consider the factors set forth below as well as the other information set forth in and incorporated by reference in this Solicitation Statement prior to marking and returning a Consent.

Effects of the Proposed Amendment

     If the Proposed Amendment becomes effective, modification of the Indenture would permit NVR to make additional repurchases of its outstanding common stock (from persons other than officers or directors of the Company) of up to $70,000,000 in the aggregate on or before July 31, 2001. Such action could increase the credit risks with respect to the Company faced by the Holders, adversely affect the market price of the Notes or otherwise be adverse to the interests of the Holders. See "The Proposed Amendment."

Certain Tax Considerations

     For a discussion of certain federal income tax considerations relating to the Proposed Amendment and the receipt of the Consent Payments by Holders, see "Certain Federal Income Tax Consequences."

Consequences to Non-consenting Holders

     Holders who do not timely consent to the Proposed Amendment prior to the Expiration Date will not be eligible to receive the Consent Payments even though the Proposed Amendment will be binding upon them upon execution of the Second Supplemental Indenture.

                               PROPOSED AMENDMENT

     Set forth below is a summary description of the proposed modification to the Indenture for which the Consents of the Registered Holders of the Notes are being solicited hereby. This description is qualified by reference to the full text of the Proposed Amendment, which is set forth in Annex A hereto.

     As of the date of this Solicitation Statement, the aggregate principal amount of Notes outstanding is $145,000,000, $30,000,000 of which is held by the Company and $1,010,000 of which is held by affiliates of the Company. Accordingly, for purposes of this Solicitation Statement, a total of $113,990,000 in aggregate principal amount of Notes will be counted as outstanding. The Notes bear interest at a rate of 8% per annum, payable on each June 1 and December 1. NVR may redeem the Notes at 104% of the principal amount of the Notes on or after June 1, 2003, at 102% on or after June 1, 2004 and at par on or after June 1, 2005, in each case plus accrued and unpaid interest. The Notes contain numerous covenants, including the covenant proposed to be modified as outlined below. The foregoing summary is qualified in its entirety by reference to the complete terms contained in the Indenture (including the form of the Notes attached thereto), copies of which are available upon request without charge from the Information Agent.

     The Proposed Amendment would amend the covenant (Section 5.01 of the First Supplemental Indenture) that limits certain Restricted Payments to permit NVR to make, in addition to the Restricted Payments the Company would otherwise be permitted to make under the Indenture, additional Restricted Payments of up to $70,000,000 in the aggregate for the purpose of repurchasing the Company's outstanding capital stock (from persons other than officers or directors of the Company) in one or more privately negotiated and/or open market transactions at any time or from time to time on or before July 31, 2001; provided that any such additional Restricted Payments not made on or before July 31, 2001 may not be made at any subsequent time.

                                THE SOLICITATION

Terms of the Solicitation

     Subject to the terms and conditions set forth herein, the Company hereby offers to make a Consent Payment of $10 for each $1,000 principal amount of Notes for which a valid Consent is (i) received by the Information Agent at the address set forth below prior to the Expiration Date, (ii) not properly revoked as provided herein prior to the later of the Expiration Date and receipt by the Trustee from the Company of an officer's certificate certifying to the receipt of the Requisite Consents and (iii) accepted by the Company as provided herein.

     CONSENT PAYMENTS WILL BE MADE ONLY TO HOLDERS ON THE RECORD DATE WHO, PRIOR TO THE EXPIRATION DATE, HAVE VALIDLY CONSENTED TO THE PROPOSED AMENDMENT. ANY BENEFICIAL OWNER OF NOTES WHO IS NOT THE REGISTERED HOLDER BUT WHO DESIRES TO GIVE A CONSENT AND THUS BE ENTITLED TO RECEIVE A CONSENT PAYMENT IN THE EVENT THE SECOND SUPPLEMENTAL INDENTURE IS EXECUTED MUST EITHER (I) OBTAIN A PROXY FROM THE REGISTERED HOLDER OF SUCH NOTES THAT AUTHORIZES SUCH BENEFICIAL OWNER TO CONSENT IN THE MANNER DESCRIBED BELOW OR (II) REQUEST THE REGISTERED HOLDER TO GIVE SUCH CONSENT ON ITS BEHALF.

     The Company will make the Consent Payments as promptly as practicable after the execution of the Second Supplemental Indenture. The Company reserves the right, in its sole discretion, to delay making Consent Payments, in whole or in part, in order to comply with any applicable law.

     The Consents will become irrevocable on the later of the Expiration Date and the date on which the Trustee receives from the Company an officer's certificate certifying that the Requisite Consents have been received. Following such delivery, the Trustee and the Company will execute the Second Supplemental Indenture. The Proposed Amendment shall be effective upon execution of the Second Supplemental Indenture. After execution of the Second Supplemental Indenture, all holders of Notes including non-consenting holders and all subsequent holders of the Notes, will be bound by the Proposed Amendment. Non-consenting holders will not be entitled to any rights of appraisal or similar rights of dissenters with respect to the proposed modification to the Indenture.

     The term "Expiration Date" means 5:00 p.m., New York City time, on November 13, 2000, unless the Company, in its sole discretion, extends the period during which the Solicitation is open, in which event the term "Expiration Date" shall mean the time and date on which the Solicitation, as so extended by the Company, expires. The Company reserves the right to extend the Solicitation at any time and from time to time by giving oral or written notice to the Trustee no later than 9:00 a.m., New York City time, on the business day following any previously announced Expiration Date. Any such extension will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes). The Company will not be obligated, and does not intend, to extend the Solicitation if the Requisite Consents have been received as of the Expiration Date.

     The Company expressly reserves the right, in its sole discretion, (i) to terminate the Solicitation at any time (including after the Expiration Date) prior to the execution of the Second Supplemental Indenture (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee, (ii) not to extend the Solicitation beyond the Expiration Date and (iii) to amend, at any time or from time to time, the terms of the Solicitation. Any such termination or amendment will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes).

     If Consents received by the Information Agent (and not properly revoked) as of the Expiration Date are sufficient to permit adoption of the Proposed Amendment, the Company intends to execute the Second Supplemental Indenture. Consents will be deemed to be accepted when the Second Supplemental Indenture has been executed by the Company and the Trustee. The Company reserves the right to accept any or all Consents received after the Expiration Date.

Consent Procedure

     This Solicitation Statement is being sent to the current registered holders of the Notes. The Company has designated October 25, 2000 as the Record Date for the Solicitation.

     Approval of the Proposed Amendment requires the consent of the Registered Holders of at least a majority in aggregate principal amount of the Notes that are outstanding. As of the date of this Solicitation Statement, the aggregate principal amount of Notes outstanding is $145,000,000, $30,000,000 of which is held by the Company and $1,010,000 of which is held by affiliates of the Company. Accordingly, for purposes of this Solicitation Statement, a total of $113,990,000 in aggregate principal amount of Notes will be counted as outstanding.

     Except as permitted by an omnibus proxy executed by DTC, as defined and described below, only (i) Registered Holders or (ii) any other person who has obtained a proxy which authorizes such person (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of such Registered Holder (collectively, "Holders") may execute and deliver a Consent and receive a Consent Payment. A beneficial owner of Notes who is not the Registered Holder of such Notes (e.g., a beneficial holder whose Notes are registered in the name of a nominee such as a brokerage firm) must (i) arrange with the Registered Holder to execute and deliver a Consent on such beneficial owner's behalf or (ii) obtain a proxy from the Registered Holder authorizing the beneficial owner to vote the Notes on behalf of such Registered Holder. For purposes of the Solicitation, (i) the Company anticipates that Depository Trust Company ("DTC") will authorize (by omnibus proxy) brokers, banks and other financial institutions that participate in DTC ("DTC Participants") to execute Consents as if they were Registered Holders and, in such case, (ii) the term "Registered Holder," with respect to Notes registered in the name of Cede & Co., which is the nominee for DTC, shall be deemed to include DTC Participants. A Consent by a DTC Participant must be signed in the manner in which its name appears on the position listing of Cede & Co. A Consent by a Holder is a continuing Consent notwithstanding that registered ownership of the Notes has been transferred after the Record Date unless such Consent is timely revoked in accordance with the procedure described herein.

     The Consent form is enclosed with this Solicitation Statement. A Consent form (or, if the Holder signing such Consent form is not the Registered Holder, the accompanying irrevocable proxy), to be effective, must be executed by the Registered Holder of the Notes to which such Consent form (or such irrevocable proxy) relates in the same manner as the name of the Registered Holder appears on such Notes or as set forth in a DTC security position listing. If such Notes are held of record by two or more Registered Holders, all such Registered Holders must sign the Consent form (or such irrevocable proxy). If such Notes are registered in different names, separate Consent forms (or irrevocable proxies) must be executed covering each form of registration. If a Consent form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent form. In addition, (i) if a Holder is a Registered Holder and a Consent form relates to less than the total principal amount of Notes registered in the name of such Registered Holder as of the Record Date or (ii) if a Holder is not a Registered Holder and is consenting pursuant to a proxy given by a Registered Holder and a Consent form relates to less than the total principal amount of Notes to which such proxy relates, such Consent form must list the certificate numbers (or CUSIP numbers if held through DTC) and principal amount of Notes to which the Consent form relates. Otherwise, the Consent form will be deemed to relate to the total principal amount of Notes registered in the name of (or set forth in the position listing of Cede & Co. for) such Registered Holder or to which such proxy relates, as the case may be.

     The registered ownership of Notes shall be proven by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC. All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of Consent forms and revocations of elections made on Consent forms with respect to Notes will be resolved in the first instance by the Company, whose determination shall be binding subject only to such final review as may be prescribed by the Trustee in accordance with the Indenture concerning proof of execution and ownership. The Company reserves the absolute right to reject any or all Consent forms and revocations that are not in proper form or the acceptance of which could, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee may prescribe in accordance with the Indenture for proof of execution and ownership, to waive any irregularities or conditions of delivery as to particular Consent forms or revocations. Unless waived, any irregularities in connection with the deliveries must be cured within such time as the Company determines. None of the Company, the Solicitation Agent, the Trustee, the Information Agent or any other person shall be under any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of such Consent forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. The Company's interpretation of the terms and conditions of this Solicitation shall be binding.

     Consents to the Proposed Amendment, to be effective, must be properly executed and received by the Information Agent prior to the Expiration Date. Each Holder of Notes wishing to consent with respect to the Proposed Amendment must complete, sign and date the accompanying Consent form (or a facsimile thereof) in accordance with the instructions set forth herein and therein, have the signature thereon (and on any proxy delivered therewith) notarized or guaranteed (unless such consent form or proxy, as the case may be, is given by or for the account of an Eligible Institution) and mail, hand deliver or send by overnight courier, or telecopy the Consent form and any other required documents to the Information Agent. The method of delivery of all documents, including fully executed Consent forms, is at the election and risk of the Holder. Such delivery will be deemed made only when actually received by the Information Agent. A signature guarantee must be by a firm that is a member of a registered national securities exchange or a member in good standing of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States.

     Each Consent form should be sent to the Information Agent, as follows:

               Georgeson Shareholder Communications Inc.
               17 State Street
               10th Floor
               New York, New York 10004

               Facsimile Transmission: 212-440-9009
               Telephone Number: 212-440-9800 (collect)

     HOLDERS OF NOTES WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER, OR TELECOPY THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORMS TOGETHER WITH OTHER REQUIRED DOCUMENTS TO THE INFORMATION AGENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENT FORMS SHOULD BE DELIVERED TO THE INFORMATION AGENT AND NOT TO THE COMPANY, THE SOLICITATION AGENT OR THE TRUSTEE. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY, THE SOLICITATION AGENT OR THE TRUSTEE.

     IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

Conditions of the Solicitation

     The Company shall not be deemed to have accepted any Consents unless and until the Second Supplemental Indenture is executed by the Company and the Trustee.

Revocation of Consents

     Any Holder of Notes as to which a Consent has been given may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by filing a written notice of revocation with the Information Agent at the address set forth above, prior to the later of the Expiration Date and the time that the Trustee receives from the Company an officer's certificate in accordance with the Indenture certifying to receipt of the Requisite Consents. The transfer of Notes will not have the effect of revoking the election made in any Consent form theretofore validly given by a Holder of such Notes, and each Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described below has been complied with.

     A written notice of revocation, to be effective, must (i) contain the name of the Registered Holder, the certificate numbers, if any, to which such revocation relates, the principal amount of Notes to which such revocation relates and the signature of a Holder (with such signature, and the signatures in any accompanying proxy, notarized or guaranteed as described above) and (ii) be accompanied by a properly completed irrevocable proxy if such Holder is not the Registered Holder of such Notes.

     The revocation (or, if the Holder is not the Registered Holder, the accompanying irrevocable proxy), to be effective, must be executed by the Registered Holder of such Notes in the same manner as the name of the Registered Holder appears on the Notes to which the revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of the Consent shall be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given. A beneficial owner of Notes other than the Registered Holder must arrange with the Registered Holder to execute and deliver on his or her behalf a revocation of any Consent already given with respect to such Notes or obtain an irrevocable proxy from the Registered Holder authorizing such beneficial holder to revoke such Consent in accordance with the procedures described herein. A purported notice of revocation that is not received by the Information Agent in a timely fashion and accepted by the Information Agent as a valid revocation will not be effective to revoke a Consent previously given.

     A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent. A Holder who has delivered a revocation may thereafter deliver a new

Consent by following one of the described procedures at any time prior to the Expiration Date.

     Prior to the execution of the Second Supplemental Indenture, the Company intends to consult with the Information Agent to determine whether such Information Agent has received any revocations of Consents. The Company reserves the right to contest the validity of any such revocations.

Assistance; Additional Materials

     Questions relating to the procedure for consenting as well as requests for assistance or for additional copies of the Solicitation Statement or the Consent form may be directed to the Information Agent at the address set forth above.

Solicitation Agent

     The Company has retained CSFB as its Solicitation Agent in connection with the Solicitation. CSFB has not been retained to render an opinion as to the fairness of the Solicitation. CSFB will receive a customary fee in connection with the Solicitation. In addition, the Company will reimburse CSFB for reasonable out-of-pocket expenses and has agreed to indemnify CSFB against certain liabilities and expenses. Questions regarding the Solicitation should be directed to CSFB at the following address: 277 Park Avenue, New York, New York, 10172, attention: Marc Warm, (212) 892-7179 or (800) 922-9004 (ext. 7179) or
Jeff Dorst, (212) 538-8474 or (800) 820-1653.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences to the Registered Holders and beneficial owners of the Notes (collectively, the "Note Holders") arising from the Consent Payment and the Proposed Amendment. The tax treatment of a Note Holder might vary depending upon such Note Holder's particular situation, and certain Note Holders, including foreign persons or entities, insurance companies, tax-exempt organizations, financial institutions and dealers in securities, might be subject to special rules not discussed below. In addition, this discussion does not consider the effect of any foreign, state or other tax laws that may be applicable to particular Note Holders. Further, this summary assumes that Note Holders hold their Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or different interpretations at any time with possible retroactive effect.

     The federal income tax consequences of the adoption of the Proposed Amendment and the receipt of the Consent Payment will depend on whether a constructive exchange of Notes for new Notes having modified terms is deemed to have occurred for federal income tax purposes as a result of the Proposed Amendment or the payment of the Consent Payment. Treasury Regulations promulgated under section 1001 of the Code provide that such a deemed exchange occurs if a "significant modification" in the terms of the debt instrument has occurred, taking into account all relevant facts and circumstances, including the payment of the Consent Payment.

     Under the governing Treasury Regulations, a "significant modification" of a debt instrument results in a deemed exchange, whereas a "modification" that is not "significant" is not treated as a deemed exchange. Although the Treasury Regulations establish, as a general rule, that a modification is significant if the legal rights or obligations that are altered and the degree to which they are altered are economically significant, the Treasury Regulations further provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of the debt instrument. The Treasury Regulations also provide that more substantial amendments to the terms of a debt instrument such as a release, substitution or addition of collateral as security for a recourse debt or a change in the priority of a debt instrument will result in a substantial modification only if there is a substantial impairment or enhancement of the obligor's capacity to meet its payment obligations under the debt instrument from an adequate capacity to a primarily speculative capacity or vice versa. Under the Treasury Regulations, a change in the annual yield of a debt instrument, including a change in the yield that occurs as a result of payments made by the issuer to the holders as consideration for modification of the debt instrument, such as the Consent Payment, will constitute a significant modification and result in a deemed exchange if the annual yield on the debt instrument is increased by more than the greater of (a) 0.25% or (b) 5% of the annual yield of the unmodified instrument, measured as of the date of the modification.

     The Company believes that the adoption of the Proposed Amendment and the payment of the Consent Payment should not result in a significant modification of the Notes and thus should not create a deemed exchange for federal income tax purposes. However, in the absence of judicial authority on point, there can be no assurance as to this result.

     There is no direct authority determining the federal income tax consequences of a Consent Payment. A Note Holder who receives a Consent Payment might be treated as receiving a fee to obtain its consent (or waiver of rights) or as receiving additional interest with respect to the Notes. In such event, a Note Holder would recognize ordinary income equal to the amount of such payment. The Consent Payment may alternatively be treated as a separate payment in exchange for certain rights of the Note Holders, in which case a Note Holder would not recognize any taxable income currently, but would be required to reduce its tax basis in its Notes by the amount of the Consent Payment received. The Company intends to treat the Consent Payment for federal income tax purposes as a fee paid to Note Holders.

     Backup withholding at the rate of 31% may apply with respect to the Consent Payment unless the Note Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Note Holder who does not provide his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these rules will be creditable against the Note Holder's federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

     The preceding discussion of certain federal income tax consequences is intended for general information only, and does not constitute tax advice. Each Note Holder should consult his or her own tax adviser as to the federal, state, local and foreign tax consequences to him or her of the Consent Payment and the Proposed Amendment.

                                                                         ANNEX A

                             THE PROPOSED AMENDMENT

     The following is the text of the Proposed Amendment to the "Restricted Payments" covenant of the Indenture. The following is qualified in its entirety by reference to the Second Supplemental Indenture, copies of which may be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

     If the Proposed Amendment is adopted, the following section will be amended in the First Supplemental Indenture, effective as of the date of the Company's acceptance of the Consents, as follows (strike-through indicates text to be deleted and double underline indicates text to be added):

     [Only added text is shown.]

     Section 5.01 Limitations on Restricted Payments. Until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer shall be binding on the Company or any Restricted Subsidiary:

     (a) neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis:

          (i) the Company could not Incur $1.00 of additional Indebtedness pursuant to provisions described in paragraph (b) of Section 5.02 hereof;

          (ii) a Default or an Event of Default would occur or be continuing; or

          (iii) the aggregate amount of all Restricted Payments, including such proposed Restricted Payment, made by the Company and its Restricted Subsidiaries, from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum (the "Basket") of:

               (A) 50% of Consolidated Net Income of the Company for the period (taken as one accounting period), commencing with the first full fiscal quarter which includes the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation for which internal financial statements are available (or, if Consolidated Net Income for such period is negative, then minus 100% of such deficit); plus

               (B) 100% of the amount of any Indebtedness of the Company or a Restricted Subsidiary Incurred after the Issue Date that is converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date; plus

               (C) to the extent that any Restricted Investment made after the date of this First Supplemental Indenture is sold for cash or otherwise reduced or liquidated or repaid for cash, in whole or in part, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
          (2) the initial amount of such Restricted Investment; plus

               (D) unless accounted for pursuant to clause (B) above, 100% of the aggregate net proceeds (after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith) received by the Company from the sale or issuance (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment; plus

               (E) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date and only to the extent not included in the calculation of Consolidated Net Income), an amount equal to the lesser of (x) the book value in accordance with GAAP of the Company's or a Restricted Subsidiary's Investment in such Subsidiary, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary; plus

               (F) 100% of tax benefits, if any, for the period (taken as one accounting period), commencing with the first full fiscal quarter which includes the Issue Date, realized by the Company from stock option exercises and from the issuance of the Company's Qualified Capital Stock pursuant to equity-based employee benefit plans that are recorded as an increase to shareholders' equity in accordance with GAAP; plus

               (G)  $50,000,000.

     (b) The foregoing clause (a) does not prohibit:

          (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions;

          (ii) the payment of cash dividends or other distributions to any Equity Investor or joint venture participant of a Restricted Subsidiary with respect to a class of Capital Stock of such Restricted Subsidiary or joint venture owned by such Equity Investor or joint venture participant so long as the Company or its Restricted Subsidiaries simultaneously receive a dividend or distribution with respect to their Investment in such Restricted Subsidiary or joint venture either in U.S. Legal Tender or the same form as the dividend or distribution received by such Equity Investor or joint venture participant and in proportion to their proportionate interest in the same class of Capital Stock of such Restricted Subsidiary (or in the case of a joint venture that is a partnership or a limited liability company, as provided for in the documentation governing such joint venture), as the case may be;

          (iii) repurchases or redemptions of Capital Stock of the Company from any former directors, officers and employees of the Company in the aggregate up to $3,000,000 during any calendar year (provided, however, that any amounts not used in any calendar year may be used in any subsequent year);

          (iv) the retirement of Capital Stock of the Company or the retirement of Indebtedness of the Company, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Qualified Capital Stock and the retirement of Capital Stock or Indebtedness of a Restricted Subsidiary in exchange for or out of the proceeds of a substantially concurrent sale of its Qualified Capital Stock, provided that, in each case, the amount of any such proceeds is excluded for purposes of clause (a)(iii)(D) above;

          (v) repurchases by the Company of Capital Stock of the Company (from
              ================================================================
     Persons other than officers or directors of the Company) in one or more
     =======================================================================
     open market and/or privately negotiated transactions of up to $70,000,000
     =========================================================================
     in the aggregate at any time or from time to time on or before July 31,
     =======================================================================
     2001; provided, that any such repurchases not made pursuant to this clause
     ==========================================================================
     (v) on or before July 31, 2001 may not be made at any subsequent time.
     ======================================================================

     Any Restricted Payment made in accordance with clauses (i) and (iii) of this paragraph shall reduce the Basket. In calculating the Basket, any Restricted Payment not made in cash and any non-cash amounts received for purposes of clause (D) shall be valued at fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and whose resolution with respect thereto shall be delivered to the Trustee promptly after the adoption thereof.